  Filed Pursuant to Rule 424(b)(5)

Registration No. 333-280228

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 5, 2024)

Red Robin Gourmet Burgers, Inc.

Up to $40,000,000

Common Stock

We have entered into a distribution agreement (the “distribution agreement”) with Evercore Group L.L.C. (“Evercore”) relating to shares of our common stock, $0.001 par value per share (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $40,000,000 through or to Evercore, acting as sales agent, pursuant to this prospectus supplement and the accompanying prospectus. Sales of Common Stock, if any, may be made on the Nasdaq Global Select Market at market prices or on mutually agreed terms between Evercore and us.

Our Common Stock is traded on the Nasdaq Global Select Market under the symbol “RRGB.” The last reported sale price of our Common Stock as reported on the Nasdaq Global Select Market on November 7, 2025 was $4.69 per share.

Sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the distribution agreement, Evercore is not required to sell any specific number or dollar amounts of securities but will use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Evercore and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Evercore will be entitled to compensation under the terms of the distribution agreement at a fixed commission rate of up to 3% of the gross sales price per share sold. In connection with the sale of our Common Stock on our behalf, Evercore will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Evercore will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Evercore against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying base prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Evercore ISI

The date of this prospectus supplement is November 10, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor Evercore have authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Red Robin,” the “Company,” “we,” “us” and “our” refer to Red Robin Gourmet Burgers, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Securities and Exchange Commission (the “SEC”). This prospectus supplement is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Exchange Act, and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.redrobin.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

S-ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025, including portions of our Proxy Statement for the 2025 annual meeting of stockholders (filed on April 24, 2025) to the extent specifically incorporated by reference therein;
•	our Quarterly Reports on Form 10-Q for the quarters ended April 20, 2025, July 13, 2025 and October 5, 2025, filed with the SEC on May 29, 2025, August 14, 2025 and November 10, 2025, respectively;
•	our Current Reports on Form 8-K filed with the SEC on February 11, 2025 (as amended on March 6, 2025), April 24, 2025, May 23, 2025, August 20, 2025 (as amended on August 29, 2025), October 3, 2025, November 5, 2025 and November 10, 2025 (other than information in such Current Reports deemed to have been furnished and not filed in accordance with the rules of the SEC); and
•	the description of our capital stock set forth in our Registration Statement on Form 8-A as filed with the SEC on July 16, 2002, as supplemented and updated by the description of our capital stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on February 25, 2020, including any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (www.redrobin.com) is not incorporated into this prospectus supplement.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this or any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Red Robin Gourmet Burgers, Inc.

Attention: Chief Legal Officer

10000 E. Geddes Avenue, Suite 500

Englewood, CO 80112

Telephone: (303) 846-6000

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors” and “Use of Proceeds,” and in the documents incorporated by reference herein. Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For Red Robin, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	the effectiveness of our strategic initiatives, including our “First Choice” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives;
•	the global and domestic economic and geopolitical environment including tariffs and other trade barriers;
•	our ability to effectively compete in the industry and attract and retain Guests;
•	the adequacy of cash flows and the cost and availability of capital or credit facility borrowings;
•	our ability to service our debt and comply with the covenants in our credit facility;
•	our ability to extend or refinance maturing indebtedness;
•	a privacy or security breach or a failure of our information technology systems;
•	the effectiveness and timing of our marketing and branding strategies and impact on reputation, including our loyalty programs and social media platforms;
•	changes in consumer preferences;
•	leasing space including the location of such leases in areas of declining traffic;
•	changes in cost and availability of commodities and the uncertain impact of tariffs or other potential disruptions in the supply chain;
•	interruptions in the delivery of food and other products from third parties;
•	pricing increases and labor costs;
•	changes in consumer behavior or preference;
•	aging technology infrastructure;
•	expanding our restaurant base;
•	maintaining and improving our existing restaurants;
•	potential acquisitions or refranchising of our restaurants;
S-iv

•	our geographic concentration in the Western United States;
•	the transition and retention of our key personnel;
•	our ability to recruit, staff, train, and retain our workforce;
•	operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated;
•	actions taken by our franchisees that could harm our business or reputation;
•	negative publicity regarding food safety or health concerns;
•	protection of our intellectual property rights;
•	changes in federal, state, or local laws and regulations affecting the operation of our restaurants;
•	an increase in litigation or legal claims by Team Members, franchisees, customers, vendors, stockholders and others; and
•	other risks, including the Risk Factors described from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement, the accompanying prospectus and the documents filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering.

Overview

Red Robin Gourmet Burgers, Inc., together with its subsidiaries, primarily operates, franchises, and develops casual dining restaurants in North America famous for serving more than 20 craveable, high-quality burgers with Bottomless Steak Fries® and sides in a fun environment welcoming to Guests of all ages.

We opened the first Red Robin restaurant in Seattle, Washington in September 1969. In 1979, the first franchised Red Robin restaurant was opened in Yakima, Washington. In 2001, we formed Red Robin Gourmet Burgers, Inc., a Delaware corporation, and consummated a reorganization of the Company. Since that time, Red Robin Gourmet Burgers, Inc. has owned, either directly or indirectly, all of the outstanding capital stock or membership interests, respectively, of Red Robin International, Inc. and our other operating subsidiaries through which we operate our Company-owned restaurants.

As of October 5, 2025, we owned and operated 390 restaurants located in 39 states. We also had 90 franchised restaurants in 13 states and one Canadian province.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of the filings incorporated by reference in this prospectus supplement, see “Where You Can Find More Information.”

Corporate Information

We were incorporated in Delaware under the name Red Robin Gourmet Burgers, Inc. in 2001. Our principal executive office is located at 10000 E. Geddes Avenue, Suite 500, Englewood, CO 80112, telephone (303) 846-6000. Our website address is www.redrobin.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

Recent Developments

Fourth Amendment to Credit Agreement

On November 7, 2025, the Company entered into an amendment to its Credit Agreement (the “Fourth Amendment”), by and among the Company, Red Robin International, Inc., as the borrower (the “Borrower”), certain subsidiary guarantors party thereto, certain lenders party thereto and Fortress Credit Corp., as administrative agent and as collateral agent (the “Agent”), which amends the Credit Agreement, dated as of March 4, 2022 (as amended by that certain First Amendment, dated as of July 17, 2023, that certain Second Amendment, dated as of August 21, 2024, that certain Third Amendment, dated as of November 4, 2024, the “Credit Agreement”, and by the Fourth Amendment, the “Amended Credit Agreement”), by and among the Company, the Borrower, the lenders and issuing banks from time to time party thereto, the Agent and the other parties from time to time party thereto. The Fourth Amendment extended the maturity dates for the term loans and revolving credit facilities under the Credit Agreement by six months, from March 4, 2027 to September 3, 2027.

S-1

THE OFFERING

Issuer	Red Robin Gourmet Burgers, Inc.
Common Stock offered by us	Common Stock having an aggregate offering price of up to $40,000,000.
Common Stock to be outstanding following this offering	Up to 26,494,785 shares of Common Stock, assuming sales of 8,528,785 shares of Common Stock in this offering at an offering price of $4.69 per share, which was the last reported sale price of our Common Stock on the Nasdaq Global Select Market on November 7, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering	“At the market offering” that may be made from time to time through or to, Evercore, as sales agent. See “Plan of Distribution.”

S-2

Use of proceeds	We intend to use the net proceeds from the sale of shares of our Common Stock to strengthen our balance sheet, which could include use for working capital, general corporate purposes, and repayment of indebtedness. We retain broad discretion over the use of the net proceeds from the sale of the shares of Common Stock offered hereby. See “Use of Proceeds.”
Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein.
Nasdaq Global Select Market symbol	“RRGB.”

The number of shares of Common Stock to be outstanding immediately after this offering is based on 17,966,000 shares of our Common Stock outstanding as of October 5, 2025. Unless otherwise indicated, the number of shares of Common Stock presented in this prospectus supplement excludes:

•	2,863,310 shares of Common Stock issuable upon the settlement of outstanding performance stock units and restricted stock units;
•	106,428 shares of Common Stock issuable under our 2024 Performance Incentive Plan; and
•	121,269 shares of Common Stock issuable under our Employee Stock Purchase Plan.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement, and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing shares of our Common Stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and such uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 8,528,785 shares of our Common Stock are sold at a price of $4.69 per share pursuant to this prospectus supplement, which was the last reported sale price of our Common Stock on the Nasdaq Global Select Market on November 7, 2025, for aggregate gross proceeds of $40.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $7.17 per share, representing the difference between our as adjusted net tangible book value per share as of October 5, 2025 after giving effect to this offering and the assumed offering price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

We plan to sell shares of our Common Stock in “at the market offerings” and investors who buy shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and in the accompanying prospectus and those disclosed under “Risk Factors” in our 2024 Annual Report as updated in subsequent reports filed with the SEC.

S-4

The actual number of shares of Common Stock we will issue under the distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Evercore at any time throughout the term of the distribution agreement. The number of shares of Common Stock that are sold by Evercore after delivering a placement notice will fluctuate based on the market price of the shares of Common Stock during the sales period and limits we set with Evercore. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock that will be ultimately issued, if at all.

We do not expect to pay any dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

Risks Related to Our Indebtedness

Our ability to extend or refinance maturing indebtedness is uncertain and could materially affect our liquidity, financial condition, and operations.

The Fourth Amendment extended the maturity dates for our term loans and revolving credit facility by six months, from March 4, 2027 to September 3, 2027, and we are actively working to secure long-term refinancing for our significant total borrowings, which was approximately $177.7 million as of October 5, 2025. However, we may not be able to obtain any further extensions or refinancings on acceptable terms or at all. Our ability to secure additional extensions or to refinance maturing indebtedness depends on our future cash flows, financial performance, compliance with the covenants in our credit facility, lender consent, and prevailing credit market conditions. If we cannot extend or refinance the indebtedness when due, our lenders could accelerate repayment, and we may be required to repay the debt, sell assets, seek alternative financing on unfavorable terms, or pursue other actions that could harm our liquidity and operations.

S-5

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $40,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the distribution agreement with Evercore as a source of financing.

We intend to use the net proceeds from the sale of shares of our Common Stock to strengthen our balance sheet, which could include use for working capital, general corporate purposes, and repayment of indebtedness. We retain broad discretion over the use of the net proceeds from the sale of the shares of Common Stock offered hereby.

S-6

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding as of October 5, 2025.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $40.0 million in this offering at an assumed offering price of $4.69 per share, which was the last reported sale price of our Common Stock on the Nasdaq Global Select Market on November 7, 2025, and after deducting commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of October 5, 2025 would have been approximately $(65.7) million, or $(2.48) per share of Common Stock. This amount represents an immediate increase in net tangible book value of $3.40 per share to existing stockholders and an immediate dilution of $7.17 per share to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share		$4.69
Net tangible book value per share as of October 5, 2025	$(5.88)
Increase per share attributable to new investors	$3.40
As adjusted net tangible book value per share as of October 5, 2025, after giving effect to this offering		$(2.48)
Dilution per share to new investors purchasing shares in this offering		$7.17

The table above assumes, for illustrative purposes, that an aggregate of 8,528,785 shares of our Common Stock are sold at a price of $4.69 per share, the last reported sale price of our Common Stock on the Nasdaq Global Select Market on November 7, 2025, for aggregate gross proceeds of $40.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price to $4.69 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $40.0 million during the term of the distribution agreement is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $(2.63) per share and would increase the dilution in net tangible book value per share to new investors to $8.32 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.69 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $40.0 million during the term of the distribution agreement is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $(2.28) per share and would decrease the dilution in net tangible book value per share to new investors to $5.97 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of Common Stock expected to be outstanding after this offering included in the table above are based on 17,966,000 shares of Common Stock outstanding, reflective of the outstanding shares of Common Stock as of October 5, 2025 and excludes:

•	2,863,310 shares of Common Stock issuable upon the settlement of outstanding performance stock units and restricted stock units;
•	106,428 shares of Common Stock issuable under our 2024 Performance Incentive Plan; and
•	121,269 shares of Common Stock issuable under our Employee Stock Purchase Plan.

To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

S-7

PLAN OF DISTRIBUTION

We have entered into a distribution agreement, which we refer to in this section as the “Distribution Agreement,” with Evercore Group L.L.C., which we refer to in this section as the “Sales Agent,” under which we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $40.0 million from time to time through the Sales Agent. Sales of the shares of Common Stock, if any, may be made in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or into any other existing trading market for our Common Stock at market prices and such other sales as agreed upon by us and the Sales Agent. A copy of the Distribution Agreement will be filed as an exhibit to a current report on Form 8-K and is incorporated by reference in this prospectus supplement.

When requested by us, the Sales Agent will offer the shares of Common Stock subject to the terms and conditions of the Distribution Agreement, which may be on a daily basis for periods of time, or as we may otherwise agree with the Sales Agent. We will designate the maximum number of shares of Common Stock to be sold through the Sales Agent when we request it to do so. The Sales Agent has agreed, subject to the terms and conditions of the Distribution Agreement, to use its commercially reasonable efforts to execute our orders to sell, as our agent and on our behalf, shares of our Common Stock submitted to the Sales Agent from time to time by us, consistent with its normal sales and trading practices. We may instruct the Sales Agent not to place shares of Common Stock at or below a price designated by us. In any event, the shares of Common Stock shall be placed by the Sales Agent substantially at market price. We or the Sales Agent may suspend the offering of shares of Common Stock under the Distribution Agreement upon proper notice to the other party.

We will pay the Sales Agent a commission of up to 3% of the gross proceeds of any shares sold pursuant to this prospectus supplement, and reimburse the Sales Agent its expenses, including fees and disbursements to its legal counsel, in an amount up to $150,000, in addition to certain ongoing disbursements up to $15,000 per calendar quarter as described in the Distribution Agreement. The estimated offering expenses payable by us, in addition to such commission and expenses, are approximately $400,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of Common Stock. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agent will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which shares of Common Stock are sold under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us. Settlement for sales of shares of Common Stock will generally occur, unless otherwise agreed, on the second trading day for the Nasdaq Global Select Market following the date on which such sales were made.

We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our Common Stock sold through the Sales Agent under the Distribution Agreement and the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of our Common Stock.

In connection with the sale of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

The Sales Agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If either the Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our Common

S-8

Stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agent and us.

The offering of our Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our Common Stock subject to the Distribution Agreement, (ii) the termination of the Distribution Agreement by us and/or by the Sales Agent and (iii) the third anniversary of the effective date of the registration statement of which this prospectus forms a part.

This prospectus supplement in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for Evercore by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Red Robin Gourmet Burgers, Inc. incorporated by reference in this prospectus, and the effectiveness of Red Robin Gourmet Burgers, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

S-9

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 14, 2024

PROSPECTUS

Red Robin Gourmet Burgers, Inc.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $75,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RRGB.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $75,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

In this prospectus, the terms “Red Robin,” “we,” “us” and “our” refer to Red Robin Gourmet Burgers, Inc.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.redrobin.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

1

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;
•	our Quarterly Report on Form 10-Q for the quarter ended April 21, 2024, filed with the SEC on May 29, 2024;
•	our Current Reports on Form 8-K filed with the SEC on January 25, 2024 and May 28, 2024; and
•	the description of Red Robin’s capital stock set forth in Registration Statement on Form 8-A as filed with the SEC on July 16, 2002, and any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.redrobin.com) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Red Robin Gourmet Burgers, Inc.

Attention: Chief Legal Officer

10000 E. Geddes Avenue, Suite 500

Englewood, CO 80112

Telephone: (303) 846-6000

2

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors” and “Use of Proceeds,” and in the documents incorporated by reference herein. Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For Red Robin, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	the effectiveness of the Company’s strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives;
•	the global and domestic economic and geopolitical environment;
•	our ability to effectively compete in the industry and attract and retain Guests;
•	the adequacy of cash flows and the cost and availability of capital or credit facility borrowings;
•	a privacy or security breach or a failure of our information technology systems;
•	the effectiveness and timing of the Company’s marketing and branding strategies, including our loyalty programs and social media platforms;
•	changes in consumer preferences;
•	leasing space including the location of such leases in areas of declining traffic;
•	changes in cost and availability of commodities;
•	interruptions in the delivery of food and other products from third parties;
•	pricing increases and labor costs;
•	changes in consumer behavior or preference;
•	expanding our restaurant base;
•	maintaining and improving our existing restaurants;
•	the transition and retention of our key personnel;
•	our ability to recruit, staff, train, and retain our workforce;
•	operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated;
•	actions taken by our franchisees that could harm our business or reputation;
•	negative publicity regarding food safety or health concerns;
•	protection of our intellectual property rights;
•	changes in federal, state, or local laws and regulations affecting the operation of our restaurants;
•	an increase in litigation or legal claims by Team Members, franchisees, customers, vendors, stockholders and others; and

3

•	other risks, including the Risk Factors described from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY

Red Robin Gourmet Burgers, Inc., a Delaware corporation, together with its subsidiaries, primarily operates, franchises, and develops casual dining restaurants in North America famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® and sides in a fun environment welcoming to Guests of all ages.

We opened the first Red Robin restaurant in Seattle, Washington in September 1969. In 1979, the first franchised Red Robin restaurant was opened in Yakima, Washington. In 2001, we formed Red Robin Gourmet Burgers, Inc., a Delaware corporation, and consummated a reorganization of the Company. Since that time, Red Robin Gourmet Burgers, Inc. has owned, either directly or indirectly, all of the outstanding capital stock or membership interests, respectively, of Red Robin International, Inc. and our other operating subsidiaries through which we operate our Company-owned restaurants.

For a description of our business, financial condition, results of operations and other important information regarding Red Robin, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.redrobin.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our principal executive offices are located at 10000 E. Geddes Avenue, Suite 500, Englewood, CO 80112, telephone (303) 846-6000.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

4

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

•	repurchases of shares of our common stock;
•	debt repayment;
•	working capital; and/or
•	capital expenditures.

We may also use such proceeds to fund business combinations, including acquisitions of businesses, technologies or product lines that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

5

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our certificate of incorporation and our by-laws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Shares Outstanding.   We are authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share. As of June 12, 2024, we had 15,684,445 shares of common stock issued and outstanding.

Dividends.   Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Voting Rights.   Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock do not have cumulative voting rights. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors. It also means the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election and the holders of the remaining shares will not be able to elect any directors.

Other Rights.   In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of our common stock have no preemptive, subscription, redemption or conversion rights.

Fully Paid.   The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 3,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Limitation on Liability of Directors and Officers

We are a Delaware corporation. Our certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

6

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law

Some provisions of our certificate of incorporation and by-laws and Delaware law could make the following more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies

Our by-laws provide that our board of directors have one or more members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Any director may be removed at any time, with or without cause, upon the affirmative vote of holders of two-thirds our voting stock. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, removal from office or other cause may be filled by the majority vote of our remaining directors in office, or by the sole remaining director, or by a majority vote of our stockholders at an annual meeting of our stockholders.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our by-laws, only our chairman, chief executive officer, our board of directors or holders of 10% or more of our voting stock, may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals; Proxy Access

Our by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

7

Our bylaws provide that a stockholder, or a group of up to 20 stockholders, owning at least three percent of the voting power of our outstanding capital stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the number of directors to be elected at such annual meeting, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our bylaws.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Neither our certificate of incorporation nor our by-laws provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Forum for Adjudication of Disputes

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any of our directors, officers or other employees, any action asserting a claim arising pursuant to the Delaware General Corporation Law or any action asserting a claim governed by the internal affairs doctrine. Despite the foregoing, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company, LLC.

Listing

Our shares of common stock are listed on the Nasdaq Global Select Market under the ticker symbol “RRGB.”

8

DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Red Robin Gourmet Burgers, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Computershare Trust Company, N.A., as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of Red Robin Gourmet Burgers, Inc. and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;
•	may be issued in one or more series with the same or various maturities;
•	may be issued at a price of 100% of their principal amount or at a premium or discount;
•	may be issued in registered or bearer form and certificated or uncertificated form; and
•	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);
•	the price or prices of the debt securities of the series at which such debt securities will be issued;
•	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;
•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);
•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

9

•	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;
•	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
•	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;
•	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;
•	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

10

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•	any changes or additions to the provisions of the indenture dealing with defeasance;
•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;
•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;
•	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
•	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;
•	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;
•	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;
•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
•	any provisions granting special rights to holders when a specified event occurs;
•	any co-issuers;
•	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and
•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;
•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);
11

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;
•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and
•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive

12

or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;
•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “— Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

•	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;
•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or
•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in

13

bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

•	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;
•	failure to pay interest on the debt securities of that series within 30 days of the due date;
•	failure to comply with the obligations described under “— Mergers and Sales of Assets” below;
•	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or
•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by written notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the

14

applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any fee, cost, damage, claim, loss, liability or expense (including reasonable attorney’s fees and expenses). Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to the rights of any such other holder) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all fees, claims, damages, costs, loss, liability and expense (including reasonable attorney’s fees and expenses) caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;
•	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any fee, cost, damage, claim, loss, liability or expense (including reasonable attorney’s fees and expenses), to the trustee to institute such proceeding as trustee; and
•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a responsible officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

15

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;
•	reduce the principal amount of, or interest on, or extend the Stated Maturity (as defined in the indenture) or interest payment periods of, any debt securities;
•	change the provisions applicable to the redemption of any debt securities;
•	make any debt securities payable in money or securities other than those stated in the debt securities;
•	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
•	except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;
•	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or
•	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
•	to provide for the assumption by a successor company of the obligations of the Company under the indenture;
•	to add guarantees with respect to the debt securities or to secure the debt securities;
•	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;
•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the

16

execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;
•	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;
•	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);
•	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;
•	to approve a particular form of any proposed amendment;
•	to provide for the issuance of additional debt securities of any series;
•	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;
•	to comply with the rules of any applicable depositary;
•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or
•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Red Robin Gourmet Burgers, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not Red Robin Gourmet Burgers, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Red Robin Gourmet Burgers, Inc. under the indenture.

17

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

18

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

19

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us

20

and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

21

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;
•	the offering price for such debt warrants, if any;
•	the aggregate number of such debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;
•	the offering price for such warrants, if any;

22

•	the aggregate number of such warrants;
•	the designation and terms of the offered securities purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

23

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	if applicable, a discussion of material United States federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

24

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any material United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

25

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as United States Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, any material United States federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

26

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•	sell shares of common stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;

27

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other required information or information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on the Nasdaq Global Select Market (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

28

•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Red Robin Gourmet Burgers, Inc. incorporated by reference in this prospectus, and the effectiveness of Red Robin Gourmet Burgers, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

29

Red Robin Gourmet Burgers, Inc.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units